Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet gives effect to LinnCo, LLC’s (“LinnCo”) acquisition of Berry Petroleum Company (“Berry”) as if the transactions had been completed as of September 30, 2013. The unaudited pro forma condensed combined statements of operations gives effect to the acquisition of Berry as if the transactions had been completed as of April 30, 2012 (the date of LinnCo’s inception).
The pro forma financial information does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the transactions and changes in commodity and share prices. Additionally, the pro forma financial information does not represent the actual results of allocating depreciation, depletion and amortization and other cost recovery deductions generated from the “remedial allocation method” pursuant to Treasury Regulation Section 1.704-3(d). The total tax liability generated from the remedial allocation will be recognized over the remaining life of the underlying assets, which could extend beyond 50 years. See footnote (d) to the notes to the unaudited pro forma condensed combined financial statements for additional information.
The unaudited pro forma condensed combined financial information has been prepared for informational purposes only and does not purport to represent what the actual results of operations or the financial position of LinnCo would have been had the transactions been completed as of the dates assumed, nor is this information necessarily indicative of future consolidated results of operations or financial position. The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with Berry’s, LinnCo’s and Linn Energy, LLC’s (“LINN Energy”) historical financial statements and the notes thereto included in their Annual Reports on Form 10-K for the year ended December 31, 2012, as amended, and Quarterly Reports on Form 10-Q for the nine months ended September 30, 2013, previously filed with the SEC.

LINNCO, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2013

			Pro Form Adjustments
	LinnCo Historical	Berry Historical	Contribution to LINN Energy(a)	Other		LinnCo Pro Forma
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,045	$24,055	$(24,055)	$—		$1,045
Accounts receivable	6,250	148,019	(148,019)	—		6,250
Derivative instruments	—	4,960	(4,960)	—		—
Deferred income taxes	—	1,574	(1,574)	1,574	(d)	7,030
				5,456	(d)
Other current assets	361	18,429	(18,429)	12,849	(d)	13,210
Total current assets	7,656	197,037	(197,037)	19,879		27,535
Noncurrent assets:
Oil and natural gas properties (successful efforts method), net	—	3,301,182	(3,301,182)	—		—
Other property and equipment, net	—	14,065	(14,065)	—		—
Derivative instruments	—	17,245	(17,245)	—		—
Investment in Linn Energy, LLC	1,182,185	—	—	2,781,888	(c)	3,964,073
Other noncurrent assets	—	24,382	(24,382)	—		—
Total noncurrent assets	1,182,185	3,356,874	(3,356,874)	2,781,888		3,964,073
Total assets	$1,189,841	$3,553,911	$(3,553,911)	$2,801,767		$3,991,608

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,250	$153,893	$(153,893)	$—		$6,250
Derivative instruments	—	8,561	(8,561)	—		—
Other accrued liabilities	—	53,969	(53,969)	80	(d)	80
Senior notes, net, current	—	204,116	(204,116)	—		—
Total current liabilities	6,250	420,539	(420,539)	80		6,330
Noncurrent liabilities:
Credit facility	—	636,000	(636,000)	—		—
Senior notes, net	—	900,000	(900,000)	—		—
Deferred income taxes	20,131	331,734	(331,734)	331,734	(d)	862,488
				510,623	(d)
Other noncurrent liabilities	—	132,244	(132,244)	8,983	(d)	8,983
Total noncurrent liabilities	20,131	1,999,978	(1,999,978)	851,340		871,471
Commitments and contingencies
Shareholders’ equity:
Voting shares	1	—	—	—		1
Common shares	1,209,835	375,083	(375,083)	2,649,719	(b)	3,859,554
Additional paid-in capital	18,285	—	—	14,690	(f)	32,975
Accumulated income (deficit)	(64,661)	758,311	(758,311)	(14,824)	(e)	(778,723)
				(699,238)	(h)
	1,163,460	1,133,394	(1,133,394)	1,950,347		3,113,807
Total liabilities and shareholders’ equity	$1,189,841	$3,553,911	$(3,553,911)	$2,801,767		$3,991,608
The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINNCO, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2013

			Pro Form Adjustments
	LinnCo Historical	Berry Historical	Contribution to LINN Energy(a)	Other		LinnCo Pro Forma
	(in thousands, except per share amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$—	$847,670	$(847,670)	$—		$—
Losses on oil and natural gas derivatives	—	(10,408)	10,408	—		—
Marketing revenues	—	6,198	(6,198)	—		—
Other revenues	—	28,269	(28,269)	—		—
	—	871,729	(871,729)	—		—
Expenses:
Lease operating expenses	—	268,841	(268,841)	—		—
Marketing expenses	—	5,971	(5,971)	—		—
General and administrative expenses	14,933	59,542	(59,542)	(13,239)	(g)	1,694
Exploration costs	—	3,458	(3,458)	—		—
Depreciation, depletion and amortization	—	212,217	(212,217)	—		—
Impairment of long-lived assets	—	2,467	(2,467)	—		—
Taxes, other than income taxes	—	32,848	(32,848)	—		—
Other expenses	—	17,034	(17,034)	—		—
	14,933	602,378	(602,378)	(13,239)		1,694
Other income and (expenses):
Equity income from investment in Linn Energy, LLC	36,024	—	—	63,388	(i)	99,412
Interest expense, net of amounts capitalized	—	(74,562)	74,562	—		—
	36,024	(74,562)	74,562	63,388		99,412
Income before income taxes	21,091	194,789	(194,789)	76,627		97,718
Income tax expense	6,572	72,813	(72,813)	29,118	(d)	35,690
Net income	$14,519	$121,976	$(121,976)	$47,509		$62,028

Net income per share:
Basic	$0.42					$0.48
Diluted	$0.42					$0.48
Weighted average shares outstanding:
Basic	34,788			93,757	(j)	128,545
Diluted	34,788			93,757	(j)	128,545

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINNCO, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Period from April 30, 2012 (LinnCo’s Inception) to December 31, 2012

			Pro Form Adjustments
	LinnCo Historical	Berry Historical	Contribution to LINN Energy(a)	Other		LinnCo Pro Forma
	(in thousands, except per share amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$—	$622,315	$(622,315)	$—		$—
Gains on oil and natural gas derivatives	—	95,534	(95,534)	—		—
Marketing revenues	—	5,309	(5,309)	—		—
Other revenues	—	23,371	(23,371)	—		—
	—	746,529	(746,529)	—		—
Expenses:
Lease operating expenses	—	199,670	(199,670)	—		—
Marketing expenses	—	4,618	(4,618)	—		—
General and administrative expenses	1,230	48,336	(48,336)	—		1,230
Exploration costs	—	17,854	(17,854)	—		—
Depreciation, depletion and amortization	—	162,174	(162,174)	—		—
Impairment of long-lived assets	—	50	(50)	—		—
Taxes, other than income taxes	—	25,414	(25,414)	—		—
Other expenses	—	13,620	(13,620)	—		—
	1,230	471,736	(471,736)	—		1,230
Other income and (expenses):
Equity income (loss) from investment in Linn Energy, LLC	34,411	—	—	(15,414)	(i)	18,997
Interest expense, net of amounts capitalized	—	(55,965)	55,965	—		—
Loss on extinguishment of debt	—	(19)	19	—
	34,411	(55,984)	55,984	(15,414)		18,997
Income before income taxes	33,181	218,809	(218,809)	(15,414)		17,767
Income tax expense	12,528	72,766	(72,766)	(5,857)	(d)	6,671
Net income	$20,653	$146,043	$(146,043)	$(9,557)		$11,096

Net income per share:
Basic	$1.92					$0.11
Diluted	$1.92					$0.11
Weighted average shares outstanding:
Basic	10,747			93,757	(j)	104,504
Diluted	10,747			93,757	(j)	104,504

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINNCO, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation
The unaudited pro forma condensed combined balance sheet as of September 30, 2013, is derived from:

•	the historical financial statements of LinnCo; and

•	the historical financial statements of Berry.
The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2013, and the period from April 30, 2012 (LinnCo’s inception) to December 31, 2012, is derived from:

•	the historical financial statements of LinnCo; and

•	the historical financial statements of Berry.
Certain of Berry’s historical amounts have been reclassified to conform to LinnCo’s presentation.
The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Berry as if the transaction had been completed as of September 30, 2013. The unaudited pro forma condensed combined statements of operations gives effect to the acquisition of Berry as if the transaction had been completed as of April 30, 2012 (LinnCo’s inception). The transactions and the related adjustments are described in the accompanying notes. In the opinion of LinnCo management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statements.
The unaudited pro forma condensed combined balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from those reflected in such statements due to factors described in “Risk Factors” included in LinnCo’s Annual Report on Form 10-K/A for the year ended December 31, 2012, as amended, Quarterly Reports on Form 10-Q for the nine months ended September 30, 2013, and elsewhere in LinnCo’s reports and filings with the SEC.
The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with LinnCo’s and Berry’s historical financial statements and the notes thereto included in their Annual Reports on Form 10-K for the year ended December 31, 2012.
Note 2 - Acquisition Date
On December 16, 2013, LinnCo completed the previously-announced transactions contemplated by the merger agreement between LinnCo, LINN Energy and Berry under which LinnCo acquired all of the outstanding common shares of Berry and the contribution agreement between LinnCo and LINN Energy, under which LinnCo contributed Berry to LINN Energy in exchange for LINN Energy units. Under the merger agreement, as amended, Berry’s shareholders received 1.68 LinnCo common shares for each Berry common share they owned, totaling 93,756,674 LinnCo common shares. Under the contribution agreement, LinnCo contributed Berry to LINN Energy in exchange for newly issued LINN Energy units, after which Berry became an indirect wholly owned subsidiary of LINN Energy. As consideration for the contribution of Berry to LINN Energy, LinnCo acquired 93,756,674 LINN Energy units which are equal to the number of LinnCo shares issued as consideration for Berry valued at approximately $2.8 billion.

LINNCO, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS - Continued

Note 3 - Pro Forma Adjustments

(a)	Contribution of Berry to LINN Energy
The pro forma condensed combined financial statements reflect the contribution of Berry to LINN Energy, an affiliate of LinnCo. Under the merger agreement and the contribution agreement, as amended, LinnCo acquired Berry and contributed Berry to LINN Energy through multiple steps:

•
first, Bacchus Merger Sub merged with and into Berry (the “HoldCo Merger”), and the Berry stockholders received one share of HoldCo common stock for each share of Berry common stock they own, after which Berry became a wholly owned subsidiary of HoldCo;

•	second, Berry was converted from a Delaware corporation to a Delaware limited liability company (the “Conversion”);

•	third, HoldCo was merged with LinnCo Merger Sub, with LinnCo Merger Sub surviving as a wholly owned subsidiary of LinnCo (the “LinnCo Merger” and together with the HoldCo Merger, the “merger”); and

•
fourth, all of the outstanding membership interests in LinnCo Merger Sub were contributed by LinnCo to LINN Energy (the “Contribution”) in exchange for newly issued LINN Energy units (the “Issuance”), after which Berry became an indirect wholly owned subsidiary of LINN Energy.

LinnCo refers to the HoldCo Merger, the Conversion, the LinnCo Merger, the Contribution and the Issuance together as the “transactions.”

(b)	Purchase Price of Berry
LinnCo acquired all of the outstanding common shares for a fixed exchange ratio of 1.68 LinnCo common shares per Berry common share. The purchase price is as follows (in thousands, except shares and closing share price):

LinnCo common shares issued	93,756,674
Closing price of LinnCo shares on December 16, 2013	$28.36
LinnCo share consideration	$2,658,939
Berry share-based awards expensed in the post-combination period	$(9,220)
Total purchase price	$2,649,719

(c)	Reflects the impact of the transactions described above on LinnCo’s investment in LINN Energy.

(d)
Reflects the impact on taxes and the estimated income tax effect of the pro forma adjustments described herein using a statutory federal and state tax rate of 38%. The pro forma adjustments include the overall tax impact from the transactions and the future allocation of depreciation, depletion and amortization and other cost recovery deductions generated from the “remedial allocation method” pursuant to Treasury Regulations Section 1.704-3(d).

The total tax liabilities generated from the remedial allocation will be recognized over the remaining life of the underlying assets, which could extend beyond 50 years. The total deferred income tax liabilities impact from the transactions is estimated to be approximately $857 million (included in the total approximate $862 million of net deferred income tax liabilities shown on the pro forma condensed combined balance sheet). These tax liabilities will be partially deferred when considering the tax shield that LinnCo receives with respect to the LINN Energy units it currently owns. If LinnCo were to sell or otherwise liquidate the LINN Energy units acquired, the deferred tax liabilities of approximately $857 million would be payable. The tax shield and other factors were considered by the conflicts committees of both LINN Energy and LinnCo in negotiating the compensation to be paid by LINN Energy to LinnCo for LinnCo’s tax liabilities.

LINNCO, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS - Continued

Under the contribution agreement, at the end of each calendar year 2013, 2014 and 2015, LINN Energy and LinnCo will work in good faith to evaluate whether, in addition to any distribution to which LinnCo is entitled with respect to its LINN Energy units, LINN Energy will make one or more special distributions to LinnCo solely out of funds available to make “operating cash flow distributions” (as such term is defined in Treasury Regulations Section 1.707-4(b)(2)) to reasonably compensate LinnCo for the actual increase in tax liabilities to LinnCo, if any, resulting from the allocation of depreciation, depletion and amortization and other cost recovery deductions using the “remedial allocation method” pursuant to Treasury Regulations Section 1.704-3(d), with respect to the assets acquired in the Contribution. The transaction is not currently expected to give rise to any additional tax liability for LinnCo for the next three years over and above LinnCo’s current estimates.
The total tax benefit that LINN Energy expects to realize from this transaction, undiscounted, is approximately $1.9 billion (total consideration, including debt, multiplied by 38%) of additional depreciation, depletion and amortization that will be recognized on a unit-of-production basis over the remaining life of the properties. Based on its pro forma ownership percentage, approximately 39% of the approximate $1.9 billion total undiscounted tax benefit will be allocated to LinnCo.

(e)
Reflects the accrual for estimated transaction costs of approximately $24 million ($15 million after-tax), consisting of investment banking fees, legal fees and other acquisition-related transaction costs, including approximately $9 million of noncash share-based compensation expense recorded in the post-combination period. The transaction costs are excluded from the pro forma statements of operations as they reflect nonrecurring charges not expected to have a continuing impact on the combined results.

(f)
Reflects the capital contribution from LINN Energy for the estimated transaction costs reflected in (e) above (except for the approximate $9 million of noncash share-based compensation), which represent costs and expenses incurred by LinnCo but assumed by LINN Energy in accordance with the contribution agreement.

(g)
Reflects transaction costs of approximately $13 million included in the historical statement of operations for the nine months ended September 30, 2013, consisting of investment banking fees, legal fees and other acquisition-related transaction costs. The transaction costs are excluded from the pro forma statements of operations as they reflect nonrecurring charges not expected to have a continuing impact on the combined results.

(h)
Reflects the difference between the fair value of the assets acquired and liabilities assumed from Berry and the fair value of the LINN Energy units received in connection with the contribution. The loss is primarily due to deferred income taxes assumed by LinnCo that were not contributed to LINN Energy. This loss is excluded from the pro forma statements of operations as it reflects nonrecurring charges not expected to have a continuing impact on the combined results; however, upon closing of the transactions, LinnCo will recognize this loss in its statement of operations. Components of the estimated loss are as follows (in millions):

Deferred income taxes, net	$835
Difference between LinnCo consideration and LINN Energy consideration	(132)
Other taxes	(4)
$699

(i)
Reflects the impact of the transactions on the equity income (loss) from investment in LINN Energy. LinnCo uses the equity method of accounting related to its ownership interest in LINN Energy’s net income (losses). On a pro forma basis, when considering the contribution of Berry to LINN Energy in exchange for newly issued LINN units, LinnCo owned approximately 39% of LINN Energy’s outstanding units as of September 30, 2013.

(j)	Reflects 93.8 million LinnCo common shares assumed to be issued in conjunction with the transaction on April 30, 2012 (LinnCo’s inception).